QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Cincinnati Bell Inc. of our report dated March 27, 2003 relating to the financial statements and financial statement schedule, which appears in Cincinnati Bell Inc.'s (f/k/a Broadwing Inc.) Annual Report on Form 10-K for the year ended December 31, 2002, as amended. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Cincinnati, Ohio
July 30, 2003

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS